Exhibit 99.1

Media Relations Contacts:

MeeLin Nakata

Peregrine Systems, Inc.

(858) 720-5609

meelin.nakata@peregrine.com

Linda Findley

Text 100

(415) 836-5990

peregrine@text100.com

Investor Relations Contact:

Heidi Flannery

Fi.Comm Ltd.

(503) 203-8808 , x103

heidi.flannery@ficomm.com

Peregrine	News Release

FOR IMMEDIATE RELEASE

Peregrine Systems® Expands Senior Management Team

Former Fair Isaac Executives Ken Saunders and Russ Mann Join Enterprise Software Company

SAN DIEGO, July 28, 2004 – Peregrine Systems, Inc. (OTC: PRGN), a leading provider of asset and service management solutions, today announced that two seasoned executives with extensive financial and technology experience, Kenneth J. Saunders and Russell Mann, will join its senior management team.

Ken Saunders, formerly Fair Isaac & Co. CFO, will serve as Peregrine’s executive vice president with responsibilities for managing the company’s financial operations and infrastructure, effective Aug. 16.  He replaces David Sugishita, executive vice president of special projects.  Saunders will become Peregrine’s CFO by Oct. 1 when Ken Sexton, Peregrine’s current executive vice president and CFO, steps down.  Saunders’ immediate priorities are to drive Peregrine’s completion of its fiscal year 2004 filings with the Securities and Exchange Commission (SEC) as well as its compliance project related to the Sarbanes-Oxley Act of 2002.

Russ Mann, who has served as Fair Isaac’s vice president of consumer services, will become Peregrine’s new senior vice president of strategic initiatives, effective Aug. 2.  Working with the senior management team, Mann will direct initiatives to drive demand and expand the market for Peregrine’s Asset and Service Solutions as well as support certain corporate finance, infrastructure and business process improvement activities.

“Our ability to attract top talent is a clear indication of Peregrine’s forward momentum,” said John Mutch, Peregrine’s president and CEO.  “Now that we’ve achieved operational stability, we are transitioning to an aggressive, go-to-market phase.  Ken Saunders is the ideal executive to strengthen our financial organization, ensuring the finance operations meet the highest standards of integrity and compliance as the company enters our next stage of growth.  Leveraging his demonstrable track record as a CFO with New York Stock Exchange (NYSE)- and Nasdaq-traded companies, Ken brings the financial acumen and discipline we need to address our immediate and long-term priorities, which includes completing our fiscal year 2004 SEC filings.”

Saunders, who has more than 20 years of experience in finance and accounting — including 14 years in senior management  —  served, until recently, as CFO of Fair Isaac (NYSE: FIC), when Fair Isaac completed its merger with HNC Software in August 2002.  Beginning 1999, he was HNC’s CFO.  He held several senior management roles with HNC after the company, in August 1996, acquired Risk Data Corp. where he had been vice president and CFO since January 1992.  Previously, he held a variety of finance and accounting management roles in private industry, as well as with public accounting firm, Arthur Anderson & Co.

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Mann brings extensive operational and business development experience in the enterprise software industry, primarily in high-growth, publicly traded companies.  Most recently, he served as vice president of Fair Isaac’s consumer services division.  Previously, he led new product development at HNC.  During his 14-year career, he served in a broad range of general management, marketing, product management, business development and e-commerce roles at homestore.com, Onyx Software and Deloitte Consulting/Braxton Associates.

About Peregrine

Founded in 1981, Peregrine Systems, Inc. develops and sells enterprise software that enables its worldwide customer base to manage IT for the business. The company’s IT asset and service management offerings allow organizations to improve asset management and gain efficiencies in service delivery — driving out costs, increasing productivity and accelerating return on investment. The company’s flagship products — ServiceCenter® and AssetCenter® — are complemented by Employee Self Service, Business Intelligence/Reporting, Discovery and Integration capabilities.  Peregrine is headquartered in San Diego, Calif. and conducts business from offices in the Americas, Europe and Asia Pacific.  For more information, please visit: www.peregrine.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans and intentions of the company.  These statements relate to expectations about future events or results and are based upon information available to the company as of today’s date.  These forward-looking statements are not guarantees of the future performance of the company and actual events and/or results may vary materially from the events and results discussed in this press release or in any other forward-looking statements made by or on behalf of the company.   Certain risks are more fully described in the annual report on Form 10-K for the fiscal year ended March 31, 2003 filed by the company on April 30, 2004.  The company disclaims any obligation to update or revise any of the forward-looking statements contained herein to reflect future events or developments.

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Peregrine Systems, ServiceCenter and AssetCenter are trademarks of Peregrine Systems, Inc. or its affiliates.  All other marks are the property of their respective owners.